Exhibit 32.2

Certification of Chief Financial Officer Pursuant to

Section 1350

In connection with the Quarterly Report of Tetra Tech, Inc. (the “Company”) on Form 10-Q for the quarterly period ended March 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David W. King, Chief Financial Officer and Treasurer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.                                       The Report fully complies with requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David W. King
David W. King
Chief Financial Officer and Treasurer
May 2, 2008

                A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Tetra Tech, Inc. and will be retained by Tetra Tech, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

                The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-Q and shall not be considered filed as part of the Form 10-Q.